                                                                     Exhibit 11

                     DAIRY MART CONVENIENCE STORES, INC.
               STATEMENT RE COMPUTATIONS OF PER-SHARE EARNINGS
                    (in thousands, except per-share data)
               CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE


<Caption)
For the Years Ended February 1, 1997, February 3, 1996 and January 28, 1995              1997        1996        1995
-----------------------------------------------------------------------------------------------------------------------------

Loss before cumulative effect of
     accounting change...........................................................     $ (1,886)  $  (6,000)  $  (10,761)
                                                                                      ---------------------------------------

Cumulative effect of accounting change...........................................          -           -           (389)
                                                                                      ---------------------------------------

Net loss.........................................................................     $ (1,886)  $  (6,000)  $  (11,150)
                                                                                      =======================================

Weighted average shares..........................................................        5,661       5,577        5,541
Dilutive options.................................................................          -           -            -
Effect of DM Associates stock....................................................        (1,220)      (203)         -
                                                                                      --------------------------------------
Total shares for EPS purposes....................................................        4,441       5,374        5,541
                                                                                      =======================================

Loss per share:
     Before cumulative effect of accounting change...............................     $  (0.42)  $   (1.12)  $    (1.94)
     Cumulative effect of accounting change......................................          -           -          (0.07)
                                                                                      ---------------------------------------
Net income (loss) per share......................................................     $  (0.42)  $   (1.12)  $    (2.01)
                                                                                      =======================================